Exhibit 99.1

Contact: Samir Ali Vice President, Investor Relations & Corporate Development +1 (281) 647-4035

Diamond Offshore Appoints Scott Kornblau as Senior Vice President and Chief Financial Officer

HOUSTON, July 2, 2018 — Diamond Offshore Drilling, Inc. (NYSE: DO) today announced that Scott Kornblau has been appointed Senior Vice President and Chief Financial Officer, effective immediately.

Mr. Kornblau has over 20 years of finance and accounting expertise working in the energy industry. Mr. Kornblau joined the Company in 1997 as Senior Accountant and has served in several finance and accounting leadership positions since. Most recently, Mr. Kornblau held the acting Chief Financial Officer role in addition to his Vice President and Treasurer position at the Company.

ABOUT DIAMOND OFFSHORE

Diamond Offshore is a leader in offshore drilling, providing contract drilling services to the energy industry around the globe. Additional information and access to the Company’s SEC filings are available at www.diamondoffshore.com. Diamond Offshore is owned 53% by Loews Corporation (NYSE: L).

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